UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 4, 2008

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On April 4, 2008, IBM issued a press release announcing an agreement with the Environmental Protection Agency (EPA) to terminate the temporary suspension order barring IBM from participating in new Federal government business.  The press release is Attachment I of this Form 8-K.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 4, 2008

By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General
Counsel &
Assistant Secretary

ATTACHMENT I

IBM’S ELIGIBILITY FOR FEDERAL GOVERNMENT PROCUREMENT CONTRACTS REINSTATED

ARMONK, N.Y., April 4, 2008 . . .  IBM (NYSE: IBM) announced today an agreement with the Environmental Protection Agency (EPA) to terminate the temporary suspension order barring IBM from participating in new Federal government business.

Effective immediately, IBM will resume participating in new business with all federal agencies — ending a suspension that began March 27, 2008.

IBM will continue to cooperate with the EPA’s ongoing investigation of possible violations of the Procurement Integrity provisions of the Office of Federal Procurement Policy Act regarding a bid for business with the EPA, and with a related investigation by the U.S. Attorney’s Office for the Eastern District of Virginia.

Contact:	IBM
Fred McNeese
Office: 914-499-6584, Cell: 845-598-3698
fredmc@us.ibm.com